NEWS
 RELEASE_________________________________________________________________________

 FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                       (512) 434-5587

TEMPLE-INLAND INC. ANNOUNCES ICAHN

WILL NOT NOMINATE BOARD CANDIDATES

        AUSTIN, TEXAS, March 24, 2005 — Temple-Inland Inc. announced today that it has received notice that Carl Icahn does not intend to nominate candidates for the Board of Directors at the Company’s annual meeting of shareholders scheduled for May 6, 2005.

        Temple-Inland Inc. is a major manufacturer of corrugated packaging and forest products, with a diversified financial services operation. The Company’s 2.0 million acres of forestland are certified as managed in compliance with ISO 14001 and in accordance with the Sustainable Forestry Initiative® (SFI) program of the American Forest & Paper Association to ensure forest management is conducted in a scientifically sound and environmentally sensitive manner. Temple-Inland’s common stock (TIN) is traded on the New York Stock Exchange and the Pacific Exchange. Temple-Inland’s address on the World Wide Web is www.templeinland.com.